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                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement"), is between Diversified Corporate Resources, Inc., a Texas corporation (the "Company") and __________________(the "Indemnitee").

                              W I T N E S S E T H:

         WHEREAS, the Indemnitee is an officer and/or director of the Company;
and

         WHEREAS, the Company is a party to certain litigation proceedings (the "Lawsuit") which (a) involves Donald R. Ditto, Sr. and Ditto Properties Company (collectively referred to herein as "Ditto"), the Company and others, and (b) is pending before the 298th Judicial District Court of Dallas County, Texas (Cause No. 97-02079-M); and.

         WHEREAS, the Board of Directors of the Company have determined that it is in the best interests of the Company to indemnify the officers and directors of the Company in connection with the Lawsuit and related matters; and

         WHEREAS, the purpose of this Agreement is to document the Company's commitment to indemnify the Indemnitee to the fullest extent permitted by law; and

         WHEREAS, the Company is willing to indemnify Indemnitee in order to retain the services of Indemnitee.

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.       CERTAIN DEFINITIONS.

               (a) CLAIM: any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation (including discovery), whether conducted by the Company or any other party, directly or indirectly related to the Lawsuit, the fact and matters involved in the Lawsuit, and the actions and inaction's of the Company and/or the Board of Directors of the Company in connection with or related to the manner in which the Company (i) has pursued its claims for damages against Ditto, and Ditto's claims, if any, for damages against the Company, and (ii) has funded the payment of legal fees, expenses, interest and bank debt payments by J. Michael Moore ("Moore") and DCRI LP NO 2, Inc., a Texas corporation, directly or indirectly related to the Lawsuit and other disputes involving Moore and Ditto.

               (b) EXPENSES: all costs, expenses (including attorneys' and expert witnesses' fees), judgments, fines, penalties, amounts paid in settlement and obligations (including all interest, assessments, and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties, or amounts paid in settlement) paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), settling, being a


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witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any lndenmifiable Event.

               (c) INDEFINABLE EVENT: any event or occurrence related to, or arising out of, the fact that Indemnitee is or was a director, officer, employee, trustee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, or agent of mother corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of any thing done or not done by Indemnitee in any such capacity.

2.       BASIC INDEMNIFICATION AND EXPENSE REIMBURSEMENT ARRANGEMENT.

               (a) In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses of or with respect to that Claim.

               (b) If so requested by Indemnitee, the Company shall pay any and all Expenses incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indeminitee) within ten days after such request (an "Expense Advance"). However, such request must contain (i) a statement reasonably detailing the Expenses for which advancement is requested, and (ii) an undertaking by Indemnitee, or on Indemnitee's behalf, to repay such advancement of Expenses if it is ultimately determined by a final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified for such expenses under this Agreement or otherwise. The Company shall be obligated to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim in accordance with this Section 2(b). Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against the Indemnitee.

         3. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify Indemnitee against any and all costs and expenses (including attorneys' and expert witnesses' fees), and, if requested by Indemnitee, shall (within ten (10) business days of that request) advance or reimburse those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with (a) the negotiation and execution of this Agreement, which shall include, without limitation, the review of the Company's Articles of Incorporation, Bylaws and the directors' and officers' liability insurance policies and (b) any claim, asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or provision of the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company; provided, however, that Indemnitee shall repay such advancement of costs and expenses if it is ultimately determined by a final judicial decision from which there is no further right to appeal that


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Indemnitee is not entitled to be indemnified for such costs or expenses under this Agreement or otherwise.

         4. PARTIAL INDEMNITY. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter herein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

5.      CONTRIBUTION.

              (a) CONTRIBUTION PAYMENT. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, to the extent contribution with respect to such Indemnifiable Event is permitted under applicable law, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses assessed against or incurred or paid by Indemnitee on account of or with respect to that Claim for which such contribution is permitted ("Contribution Amounts"), in such proportion as is appropriate to reflect the relative fault with respect to the Indemnifiable Event giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault with respect to such Idemnifiable Event (collectively, such parties, including the Company, are herein referred to as the "Third Parties") on the other hand.

              (b) RELATIVE FAULT. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of lndemnitee as determined by the court or other governmental agency assessing the Contribution Amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by a majority of the disinterested members of the Company's Board of Directors after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the applicable Indemnifiable Event and other relevant equitable considerations of each party. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata allocation or by any other method of allocation which does take account of the equitable considerations referred to in this
Section 5(b).

         6. PRESUMPTION. Indemnitee shall be presumed to be entitled to indemnification for any act or omission covered in this Agreement. The burden of proof of establishing that Indemnitee is not entitled to indemnification because of the failure to fulfill any legal requirement shall be on the Company.

         7. NON-EXCLUSIVITY. The rights of lndemnitee hereunder shall be in addition to


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any other rights Indemnitee may have under the Company's Bylaws or Articles of Incorporation or the Texas Business Corporation Act ("TBCA") or otherwise. To the extent that a change in the TBCA (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Bylaws or Articles of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change.

         8. LIABILITY INSURANCE. Except as otherwise agreed to by the Company and Indemnitee in a written agreement, to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

9.       Miscellaneous.

               (a) NOTICE PROVISION. Any notice, payment, demand or communication required or permitted to be delivered or given by the provisions of this Agreement shall be deemed to have been effectively delivered and received (i) if personally delivered, upon receipt, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine only if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before three (3) business days after its delivery by facsimile, or
(iii) if sent by registered or certified mail five (5) days after deposit thereof in the U.S. mail and addressed to the parties at the addresses set forth above their signatures to this Agreement.

               (b) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties and supersedes all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

               (c) SEVERABILITY OF PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

               (d) APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the State of Texas.

               (e) EXECUTION IN COUNTERPARTS. This Agreement and any amendment may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument.


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               (f) COOPERATION AND INTENT. The Company shall cooperate in good faith with Indemnitee and use its best efforts to ensure that Indemnitee is indemnified for liabilities described herein to the fullest extent permitted by law.

               (g) AMENDMENT. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement, and executed by the parties hereto

               (h) BINDING EFFECT. The obligations of the Company to
Indemnitee hereunder shall survive and continue as to Indemnitee even if Indemnitee ceases to be a director, officer employee and/or agent of the Company. Each and all of the covenants, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the successors to the Company and to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

               (i) EFFECTIVE DATE. The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. By way of example but not of limitation, this Agreement shall apply to all liabilities, known or unknown, contingent or otherwise, that presently exist or arise in the future, regardless whether the liabilities relate to activities of Indemnitee and/or the Company preceding or subsequent to the date of this Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Indemnification Agreement as of the 15th day of March 2001.

                                   THE COMPANY

                                   DIVERSIFIED CORPORATE RESOURCES, INC.

                                   By: /s/ ANTHONY G. SCHMECK
                                      ---------------------------------------
                                           ANTHONY G. SCHMECK
                                      ---------------------------------------
                                      Name

                                      CHIEF FINANCIAL OFFICER
                                      -----------------------
                                      Title

                                   Address:

                                      12801 North Central Expressway, Suite 350
                                      Dallas, TX  75243




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                                   THE INDEMNITEE:

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                                   Address

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